Exhibit 99.1

LRAD® Corporation Reports Record

Fiscal Third Quarter and Nine-Month Revenues

SAN DIEGO, CA – August 12, 2019 - LRAD Corporation (NASDAQ: LRAD), a critical communications company, today announced financial results for its fiscal third quarter and first nine months ended June 30, 2019.

Fiscal Third Quarter 2019 Financial Results

●	Revenues were $8.9 million in the third quarter of fiscal 2019, the highest in any fiscal third quarter in the Company’s history. Third quarter fiscal 2018 revenues were $7.5 million.
●	Gross margin was 51.9% for the third quarter of fiscal 2019, compared with 49.2% in the same period last year.
●

Net income was $638,000, or $0.02 per diluted share, in the third quarter of fiscal 2019. This represents an increase of $718,000 over the net loss of $80,000, or $ (0.00) per share, for the third quarter of fiscal 2018.

“A 66% increase in public safety revenues over fiscal Q3 2018 and strong defense shipments fueled record fiscal third quarter revenue results,” said Richard S. Danforth, Chief Executive Officer of LRAD Corporation. “Bookings for the quarter were $10.4 million, an increase of more than $3 million from the third quarter of fiscal 2018.”

First Nine Months Financial Results

●	Revenues were $29.2 million in the first nine months of fiscal 2019, an increase of 27% when compared with $23.0 million for the first nine months of fiscal 2018.
●	Gross margin was 50.9% for the first nine months of fiscal 2019, compared with 50.8% in the same period last year.
●

Net income was $2.9 million, or $0.09 per diluted share, in the first nine months of fiscal 2019, an increase of $4.2 million when compared with a net loss of $1.3 million, or $(0.04) per share, for the first nine months of fiscal 2018.

●	Cash and cash equivalents totaled $11.3 million at June 30, 2019, up from $11.1 million at September 30, 2018.

“The $29.2 million in revenues is a Company record for any first nine-month fiscal year period and surpasses all previous total fiscal year revenue results,” continued Mr. Danforth. “Bookings for the fiscal first nine-months were strong at $20.9 million, up $1.4 million from the same period a year ago.”

Select Fiscal Third Quarter 2019 Operating and Business Highlights

●	Received a $4.75 million maintenance agreement for AHDs deployed by the Indian Navy
●	Announced $1.7 million in defense and homeland security orders
●	Received $850,000 in international public safety notification and wildlife preservation orders
●	Announced a $500,000 follow-on Canadian Army order
●	Presented a Federal Emergency Management Agency (FEMA) webinar for emergency managers and demonstrated LRAD’s compatibility with FEMA’s Integrated Public Alert and Warning System (IPAWS)
●	Installed LRAD public safety notification systems packaged with Genasys software in Mill Valley, CA

“For the fiscal 4th quarter, robust bookings and backlog have the Company on track for an increase in revenues over fiscal Q4 2018,” Mr. Danforth concluded. “Growth in public safety, emergency warning mass notification and defense orders is expected to drive further increases in bookings and backlog, positioning the Company for continued revenue growth through fiscal 2020 and beyond.”

We include in this press release Non-GAAP operational metric of bookings, which we believe provides helpful information to investors with respect to evaluating the Company’s performance. We consider bookings a leading indicator of future revenues and use this metric to support production planning. Bookings is an internal, operational metric that measures the total dollar value of customer purchase orders executed in a period, regardless of the timing of the related revenue recognition.

Webcast and Conference Call Details

Management will host a conference call to discuss fiscal third quarter 2019 financial results this afternoon at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call, dial toll-free (888) 390-3967, or international at (862) 298-0702. A webcast will also be available at the following link:

https://www.webcaster4.com/Webcast/Page/1375/31183.

Questions to management may be submitted before or during the call by emailing them to: ir@LRAD.com.

A replay of the call will be available approximately four hours after the conference call and remain available for 90 days in the Investor section of the Company’s website at https://www.lradx.com/investors/events-presentations/.

About LRAD Corporation

The Company's proprietary Long Range Acoustic Devices® and advanced Genasys™ mass notification systems and mobile alert solutions are designed to enable users to safely hail and warn, notify and direct, prevent misunderstandings, determine intent, establish large safety zones, resolve uncertain situations, and protect lives.

LRAD systems are in service in 72 countries around the world in diverse applications, including public safety, mass notification, defense, law enforcement, homeland and border security, critical infrastructure protection, fire rescue, incident management, maritime and port security, and wildlife control and preservation. For more information, visit LRAD.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2018. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contacts

Jim Fanucchi and Satya Chillara

Darrow Associates, Inc.

ir@lrad.com

LRAD Corporation and Subsidiary
Condensed Consolidated Balance Sheets
(000's omitted)

	June 30, 2019	September 30, 2018
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$11,290	$11,063
Short-term marketable securities	2,978	3,592
Restricted cash	370	404
Accounts receivable, net	6,814	2,786
Inventories, net	6,413	6,734
Prepaid expenses and other	759	3,091
Total current assets	28,624	27,670
Long-term marketable securities	1,500	1,201
Long-term restricted cash	435	340
Deferred tax assets, net	5,282	5,957
Property and equipment, net	2,358	2,449
Goodwill	2,396	2,446
Intangible assets, net	1,297	1,557
Prepaid expenses and other - noncurrent	124	241
Total assets	$42,016	$41,861

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$813	$3,083
Accrued liabilities	3,635	3,200
Notes payable, current portion	291	297
Total current liabilities	4,739	6,580

Notes payable, less current portion	34	53
Other liabilities, noncurrent	2,511	1,739
Total liabilities	7,284	8,372

Total stockholders' equity	34,732	33,489
Total liabilities and stockholders' equity	$42,016	$41,861

LRAD Corporation and Subsidiary
Condensed Consolidated Statements of Operations
(000's omitted except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues	$8,864	$7,514	$29,233	$23,011
Cost of revenues	4,262	3,815	14,351	11,319
Gross profit	4,602	3,699	14,882	11,692

Operating expenses:
Selling, general and administrative	2,713	2,904	7,939	7,610
Research and development	1,203	973	3,531	2,665
Total operating expenses	3,916	3,877	11,470	10,275

Income from operations	686	(178)	3,412	1,417
Other income and expense, net	70	24	126	74
Income before income taxes	756	(154)	3,538	1,491
Income tax expense	118	(74)	675	2,794
Net income (loss)	$638	$(80)	$2,863	$(1,303)

Net income (loss) per common share - basic and diluted	$0.02	$(0.00)	$0.09	$(0.04)
Weighted average common shares outstanding:
Basic	32,575,118	32,306,207	32,684,311	32,314,038
Diluted	33,372,777	32,306,207	33,341,057	32,314,038